Exhibit 10.15



                                    AGREEMENT

                  AGREEMENT dated as of July 1, 2001 between SAUL POMERANTZ, residing at 515 East 79th Street, New York, New York 10021 ("Executive") and MOVIE STAR, INC., a New York corporation having its principal office at 1115 Broadway, New York, New York 10010 ("Company").

                  WHEREAS, the Company and Executive entered into an agreement dated as of February 22, 2000 governing the terms and conditions of Executive's employment by the Company for a term ending on June 30, 2001 (the "Agreement"); and

                  WHEREAS, Executive's employment by the Company will continue after June 30, 2001; and

                  WHEREAS, the Company and Executive have not entered, and do not intend to enter, into an extension of the Agreement beyond June 30, 2001; and

                  WHEREAS, the Company desires to provide Executive with a severance benefit upon the termination of Executive's employment in certain circumstances.


                  IT IS AGREED:

                  1. Unless otherwise expressly set forth to the contrary herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.


                  2. Executive hereby unconditionally and irrevocably waives the provisions of Section 3.8 of the Agreement with respect to the requirement that the Company offer Executive continued employment not less than six months prior to the expiration of the initial term of the Agreement and Executive expressly agrees that Executive has no claim against the Company of any nature whatsoever arising out of, in connection with or related to the provisions of Section 3.8 of the Agreement.


                  3. From and after June 30, 2001 Executive's continued employment by the Company shall be on an at will basis.




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                  4. If Executive's employment by the Company is terminated at any time after June 30, 2001 for any reason other than death, permanent and total disability, Executive's voluntary resignation (other than for "Good Reason" ( as hereinafter defined in this Paragraph 4)), or for "Cause" (as hereinafter defined in this paragraph 4), Executive shall be entitled to medical coverage for forty weeks at Company expense and the sum of $200,000.00 (the "Severance Payment") payable in forty (40) equal weekly installments on each regular payroll date following the date upon which Executive's employment terminates as provided in this Section 4. As used herein, (i) "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a substantial and material breach of this Agreement by the Company; (b) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (c) an adverse change in Executive's current compensation; (d) an adverse change in Executive's current benefits, unless the change applies to all executive officers of the Company and has the same effect on all executive officers of the Company. Notwithstanding the foregoing, Good Reason shall not be deemed to exist with respect to the Company's acts described in clauses (a), (b), (c) or (d) above, unless the Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty (30) calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b), (c) or (d) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Executive; and (ii) "Cause" shall mean: (a) the refusal, or failure resulting from the lack of good faith efforts, by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status as an executive of the Company, or the refusal, or failure resulting from the lack of good faith efforts, by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly making a material misstatement or omission, or knowingly committing a material improper act, for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. If Executive's employment terminates because of permanent and total disability, Executive shall receive his regular salary and medical coverage at Company expense for six months following Executive's last day of work.

                  5.  Executive acknowledges that:

                                    (A)   As a result of his employment
with the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this paragraph 5 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

                                    (B)    The Company will suffer substantial
damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should divulge Confidential Information.

                                    (C)    The provisions of this Agreement are
reasonable and necessary for the protection of the business of the Company.



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                                    (D)    Executive agrees that he will not at
any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, but Executive shall not be obligated to bear any cost or expense in defending against the enforcement of such subpoena, court order or other government process and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                                    (E)    Upon termination of his employment
with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

                                    (F)    During the period commencing on the
date hereof and ending on the date which is one year after the date upon which Executive's employment terminated, Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company at the time Executive's employment with the Company terminates; or (ii) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of any person, firm or corporation engaged in any business which is directly or indirectly in competition with the Company, any of its customers or other persons with whom the Company has a contractual relationship.

                                    (G)    If Executive commits a breach, or
threatens to commit a breach, of any of the provisions of paragraphs 5(D) or 5(F), the Company shall have the right and remedy:

                                    (a) to have the provisions of this Agreement
specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and



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                                    (b) require Executive to account for and pay
over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of paragraphs 5(D) or 5(F), and Executive hereby agrees to account for and pay over such damages to the Company.

                                    (H)    Each of the rights and remedies
enumerated in this Section 5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                                    (I)      In connection with any legal action
or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

                                    (J)     If Executive shall violate any
covenant contained in Section 5.1(F), the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

                                    (K)    If any provision of this paragraph
5(D) or 5(F) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                                    (L)     The provisions of this paragraph 5
shall survive the termination of this Agreement for any reason.


                  6. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (i) delivered personally to the party to receive the same, or (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this paragraph 6:

                                    If to Executive:

                                    Mr. Saul Pomerantz
                                    515 East 79th Street
                                    New York, New York 10021
                                    With a copy to:

                                    James W. Wimberly, Esq.
                                    Wimberly & Lawson, P.C.
                                    Lenox Towers
                                    Suite 400
                                    3400 Peachtree Road, N.E.


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                                    Atlanta, Georgia 30326
                                    Fax No.: (404) 261-3707


                                    If to the Company:

                                    Movie Star, Inc.
                                    1115 Broadway
                                    New York, New York 10010
                                    Attn:  Chairman of the Board

                                    With a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attn: Michael A. Salberg, Esq.
                                    Fax No.: (212) 818-8881

All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.


                  7. This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.


                  8. All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.


                  9. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.




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                  10. Should any provision of this Agreement become legally
unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                            /s/ Saul Pomerantz
                                            ------------------
                                            SAUL POMERANTZ


                                            MOVIE STAR, INC.


                                            /s/ Mark M. David
                                            ------------------
                                            By: Mark M. David
                                            Chairman of the Board